FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES SECOND QUARTER RESULTS

BILOXI, MISS. (November 17, 2005)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for its second quarter of fiscal 2006 ended October 23, 2005. For the second quarter, the Company reported a net loss of $4.2 million or $0.14 per basic common share compared to net income of $0.45 million or $0.01 per diluted common share for the same quarter last year. As a result of settlement discussions taking place in recent days related to an outstanding litigation matter, the Company recorded an additional legal reserve charge in the second quarter of fiscal 2006 of approximately $0.08 per basic common share in anticipation of a probable settlement. The Company expects to settle this litigation during the third quarter fiscal 2006 and does not expect that this will have any effects its ongoing operating results. During the quarter ended October 23, 2005, the Company had net revenues of $247.9 million, compared to $267.8 million for the same period in fiscal 2005, and Adjusted EBITDA1 of $41.6 million compared to $48.6 million for the same period in fiscal 2005.

For the first six months of fiscal 2006, the Company reported a net loss of $0.2 million, or $0.01 per basic common share. This compares to net income for the same period in fiscal 2005 of $11.1 million, or $0.36 per diluted share. Net revenues for the six months ended October 23, 2005, were $529.5 million, down from $546.5 million for the comparable period in the previous year. Adjusted EBITDA1 in the six-month period was $95.1 million, compared to $108.6 million for the comparable six-month period in fiscal 2005.

"Over the quarter, the Company faced significant challenges in our southern markets, however, these challenges did not deter us from continuing to work toward enhancing our existing property amenities. These new amenities continue to be at the forefront of our development work as we redevelop existing properties and begin construction on new ones," according to Bernard Goldstein, Isle of Capri Casinos, Inc.'s chairman and chief executive officer.

Highlights and Updates

•
Hurricane Katrina in late August caused interruption in service at three Isle properties - Isle-Biloxi, Isle-Vicksburg and Isle-Natchez. Isle-Vicksburg and Isle-Natchez reopened shortly after the storm, however, Isle-Biloxi remains closed.

•
Subject to the receipt of necessary permits and licenses, the Company plans to reopen Isle-Biloxi within the next 60 days. The proposed interim casino, to be located in the hotel, is expected to offer approximately 1,100 gaming positions, to be accompanied by two restaurants, parking for 1,000 vehicles and 550 hotel rooms. Preliminary plans are in process for rebuilding a new permanent casino on the property.

•
Hurricane Rita in late September caused the closure of Isle-Lake Charles for 16 days. Both casino vessels weathered the storm with minimal damage. The hotels and pavilion area suffered moderate damage.

•
Subsequent to the end of the second fiscal quarter, Hurricane Wilma caused considerable damage to the barns and clubhouse/grandstand structures at Pompano Park Harness Track. The facility reopened for simulcast racing today with live racing expected to resume in early December.

•	The Company does not expect that the effect of these hurricanes or the litigation matter discussed above will give rise to any debt covenant or liquidity issues.
•
The Company has business interruption and property insurance covering the company's operations and assets affected by these storms. At the Isle-Biloxi, the Company expects the related insurance proceeds to exceed the cost incurred and thus there is no net impact on the income statement for the second fiscal quarter 2006. At the Isle-Lake Charles, the Company does not expect the insurance proceeds to exceed the cost incurred and thus has recorded a $1.2 million expense. A more in-depth discussion of the specific accounting treatment is explained in the Operational Review below.

•
Isle team member relief funds were established, in conjunction with the Gulf Coast Community Foundation, to provide team members living in the areas affected by Hurricanes Katrina and Rita with emergency relief as they recover from the devastation that hit the region. To date, over $1 million has been raised and assistance has been provided to over 500 team members.

•
Construction is underway at the Isle-Waterloo in Iowa. The Company plans to spend approximately $134.0 million constructing a single-level casino with 1,300 gaming positions, three of its signature restaurants, a 200-room hotel and 1,000 parking spaces. The Company expects construction to be complete in the spring of 2007.

•
The Company began construction in Bettendorf of a new 250-room Isle hotel, additional parking, a Kitt's Kitchen restaurant, and expansion of the existing buffet. In conjunction with the project the City of Bettendorf has agreed to construct a 50,000 square foot convention center adjacent to the Company's facility that will be managed by the Isle-Bettendorf. The cost of the Company's portion of this project is expected to be approximately $45.0 million. The new hotel is scheduled to open in the summer of 2007.

•
The new 162-room Colorado Central Station hotel is currently ahead of schedule and expected to be completed by the end of the 2005 calendar year. US 6, the primary access route to the Black Hawk market, re-opened on September 12, 2005 following repairs related to the rockslide in June 2005. Construction continues on the extension of Main Street, in front of the Isle-Black Hawk connecting to Colorado Route 119 with completion expected in Spring 2006.

•
The Company continues to deploy the IGT Advantage(TM) Casino System to replace the existing slot systems in six of its casinos. The Company completed the roll out of this system at the Isle-Lula and Isle-Natchez this quarter. After implementation, these properties will feature the NexGen(TM) Interactive Display, supporting loyalty-building Bonusing(TM) tools, which will allow the Company to enhance its uniquely branded marketing programs.

•
On October 24, Isle of Capri Black Hawk, L.L.C., a joint venture company owned 57% by the Company, entered into a new $240.0 million Credit Agreement. This agreement provides a larger term loan and revolving credit agreement, an extension of the maturity dates and more favorable terms.

•
On November 4, 2005, the Governor of Florida called a special session of the legislature for December 5-9 to address slot regulations for pari-mutuel facilities in Broward County where the Company owns Pompano Park Harness Track.

"Storms affected our properties in Mississippi, Louisiana and Florida and road closures had an impact on Kansas City and Black Hawk. While the aftermath of the storms has been a challenge for our team members, they continue to be outstanding examples of the power of the human spirit. The outpouring of compassion from our guests, vendors and communities has been greatly appreciated," according to Tim Hinkley, Isle of Capri Casinos, Inc.'s president and chief operating officer.

Operational Review of the Second Quarter Fiscal 2006 Compared to the Second Quarter Fiscal 2005

In Mississippi, the Company’s four operations accounted for 21.9% of its net revenues. Isle-Biloxi’s net revenues and Adjusted EBITDA1 for the second quarter fiscal 2006, decreased primarily to the closure of the property from extensive Hurricane Katrina damage. The Isle-Biloxi recorded an insurance receivable in the second quarter up to the amount of operating and incremental expenses incurred since the storm. The net effect of this is that Isle-Biloxi reflected no Adjusted EBITDA1 contribution for the period impacted by Hurricane Katrina. Isle-Biloxi will record any related income from business interruption proceeds when the insurance carriers agree to the amount. The Company has also recorded an impairment charge for the estimated amount of the property damage and an offsetting insurance receivable. Accordingly these expenses do not impact our operating results. When the insurance carriers agree to the amounts of property damage payments, the Company will record any related gains. Isle-Natchez experienced increases in both net revenues and Adjusted EBITDA1 resulting from significant population shifts into its market area. Isle-Vicksburg showed an increase in Adjusted EBITDA1 over prior year on flat net revenues driven primarily by improved efficiencies in marketing spend and overall cost controls. Isle-Lula’s net revenues and Adjusted EBITDA1 both saw a decline due to a very competitive market.

In Louisiana, the Company’s two properties contributed 21.0% of its net revenues. Isle-Lake Charles experienced a decrease in net revenues and Adjusted EBITDA1 due to the entry into the market of a new competitor and from the closure of the casino from the effects of Hurricane Rita. Isle-Lake Charles recorded an insurance receivable for operating and incremental expenses related to the 16 day closure caused by Hurricane Rita. The net effect of this is that Isle-Lake Charles reflected no Adjusted EBITDA1 contribution for the 16-day period. Isle-Lake Charles will record any related income from expected business interruption proceeds when the insurance carrier has agreed to the amount. The Isle-Lake Charles has recorded a $1.2 million expense for estimated property damage, which is included in the line item Hurricane related charges, net on the income statement, because the Company does not expect the property damage insurance proceeds to exceed the cost. Isle-Bossier City showed a decrease in net revenues and Adjusted EBITDA1 due to increased competition from, and expansion of, Native American gaming in Oklahoma.

In Missouri, the Company’s two properties contributed 15.9% of its net revenues. Isle-Kansas City’s net revenues and Adjusted EBITDA1 were down due primarily to the closure of the I-35 Paseo Bridge immediately adjacent to the Isle property. The I-35 Paseo Bridge was closed for 68 days during the second quarter and 106 days during the six months ended October 23, 2005. The bridge re-opened on September 1, 2005. Isle-Boonville’s net revenues and Adjusted EBITDA remained constant despite construction disruption from the property’s new hotel. Construction of the 140-room hotel continues on schedule and is expected to open in the spring of 2006.

In Iowa, the Company’s three casinos contributed 20.8% of its net revenues. Both Isle-Bettendorf and Rhythm City-Davenport showed a decline in both net revenues and Adjusted EBITDA1 due to increased competition. Isle-Marquette remained constant in both net revenues and Adjusted EBITDA1.

In Colorado, the Company’s two Black Hawk casino operations contributed 16.0% of its net revenues. The properties saw an increase in net revenues and Adjusted EBITDA1 due to substantial completion of our expansion projects and the reduction of construction disruption compared to prior year. US 6, the main route into the Black-Hawk market, was closed for 49 days during the second quarter and 82 days during the six months ended October 23, 2005.

Our international operations account for approximately 2.6% of our overall revenues. Isle-Our Lucaya experienced an increase in net revenues and a decrease in the negative Adjusted EBITDA1 compared to the prior year, primarily due to being closed in the prior year related to Hurricane Frances and Jeanne.

New development costs have decreased compared to second quarter fiscal 2005 due to a reduction in Florida related development costs.

The increase in corporate and other expenses are primarily related to an increase in costs and reserves related to litigation matters, increased insurance costs and the Company’s contributions to the Isle team members’ relief funds.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2005	2004	2005	2004
Revenues:
Casino	$ 252,579	$ 273,564	$ 536,430	$ 555,644
Hotel, pari-mutuel, food, beverage & other	49,007	51,919	107,049	105,453
Gross revenues	301,586	325,483	643,479	661,097
Less promotional allowances	53,644	57,712	114,003	114,606
Net revenues	247,942	267,771	529,476	546,491

Operating and other expenses:
Properties	191,896	209,932	407,693	421,683
New development (2)	1,345	3,839	8,259	5,247
Corporate	13,127	5,402	18,418	10,925
Preopening	151	192	184	247
Hurricane related charges, net (3)	1,200	-	1,200	-
Depreciation and amortization	25,383	25,725	50,652	49,247
Total operating and other expenses	233,102	245,090	486,406	487,349
Operating income	14,840	22,681	43,070	59,142

Net interest expense (4)	(20,302)	(18,958)	(39,438)	(36,353)
Minority interest (5)	(1,892)	(1,549)	(3,948)	(3,682)
Income (loss) before income taxes	(7,354)	2,174	(316)	19,107

Income tax expense (benefit) (6)	(3,135)	1,989	(139)	8,675

Income (loss) from continuing operations	(4,219)	185	(177)	10,432
Income (loss) from discontinued operations (including minority
interest and goodwill impairment), net of income taxes (7)	-	263	(58)	625

Net income (loss)	$(4,219)	$448	$(235)	$11,057

Net income per basic common share	$(0.14)	$0.02	$(0.01)	$0.37

Net income per diluted common share	$(0.14)	$0.01	$(0.01)	$0.36
Weighted average basic common shares	30,097	29,532	30,105	29,610
Weighted average diluted common shares	30,097	30,542	30,105	30,646

Selected Consolidated Balance Sheet Accounts
	(In Thousands)

	October 23, 2005	April 24, 2005
	(Unaudited)
Cash and cash equivalents	$ 125,495	$ 146,743
Property and equipment, net	1,030,246	1,026,906
Debt	1,212,063	1,156,118
Stockholders' equity	250,596	261,396

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	October 23,			October 24,
	2005			2004
	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$ 10,453	$ 2,234	21.4%	$ 18,469	$ 2,856	15.5%
NATCHEZ	11,077	3,575	32.3%	8,231	1,742	21.2%
VICKSBURG	13,753	3,844	28.0%	13,583	3,039	22.4%
LULA	19,083	3,533	18.5%	20,372	4,373	21.5%
MISSISSIPPI TOTAL	54,366	13,186	24.3%	60,655	12,010	19.8%

LOUISIANA
BOSSIER CITY	24,150	5,240	21.7%	26,665	5,643	21.2%
LAKE CHARLES	27,844	4,629	16.6%	42,069	9,128	21.7%
LOUISIANA TOTAL	51,994	9,869	19.0%	68,734	14,771	21.5%

MISSOURI
KANSAS CITY	21,361	3,602	16.9%	23,490	4,316	18.4%
BOONVILLE	17,993	5,255	29.2%	18,097	5,303	29.3%
MISSOURI TOTAL	39,354	8,857	22.5%	41,587	9,619	23.1%

IOWA
BETTENDORF	23,601	6,647	28.2%	25,553	7,732	30.3%
DAVENPORT	16,842	3,866	23.0%	17,916	4,500	25.1%
MARQUETTE	11,197	2,823	25.2%	11,067	2,827	25.5%
IOWA TOTAL	51,640	13,336	25.8%	54,536	15,059	27.6%

COLORADO
BLACK HAWK (9)	29,523	9,896	33.5%	25,548	8,852	34.6%
COLORADO CENTRAL
STATION (9)	10,110	2,718	26.9%	8,073	409	5.1%
COLORADO TOTAL	39,633	12,614	31.8%	33,621	9,261	27.5%

INTERNATIONAL
BLUE CHIP	1,799	(564)	(31.4%)	1,833	(281)	(15.3%)
OUR LUCAYA	4,572	(309)	(6.8%)	2,538	(2,130)	(83.9%)
INTERNATIONAL TOTAL	6,371	(873)	(13.7%)	4,371	(2,411)	(55.2%)

CORPORATE & OTHER (10)	4,584	(15,415)	N/M	4,267	(9,711)	N/M

TOTAL	$247,942	$41,574	16.8%	$267,771	$48,598	18.1%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Six Months Ended
	October 23,			October 24,
	2005			2004
	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$ 33,807	$ 6,081	18.0%	$ 38,766	$ 7,034	18.1%
NATCHEZ	20,115	5,792	28.8%	16,762	4,014	23.9%
VICKSBURG	27,265	7,418	27.2%	26,633	6,205	23.3%
LULA	40,370	8,440	20.9%	41,170	9,616	23.4%
MISSISSIPPI TOTAL	121,557	27,731	22.8%	123,331	26,869	21.8%

LOUISIANA
BOSSIER CITY	49,678	9,446	19.0%	56,367	12,229	21.7%
LAKE CHARLES	67,428	12,590	18.7%	83,804	18,647	22.3%
LOUISIANA TOTAL	117,106	22,036	18.8%	140,171	30,876	22.0%

MISSOURI
KANSAS CITY	43,350	7,479	17.3%	47,834	9,396	19.6%
BOONVILLE	36,363	10,599	29.1%	35,667	10,130	28.4%
MISSOURI TOTAL	79,713	18,078	22.7%	83,501	19,526	23.4%

IOWA
BETTENDORF	48,563	14,733	30.3%	51,291	16,485	32.1%
DAVENPORT	34,545	8,718	25.2%	35,600	9,356	26.3%
MARQUETTE	22,677	6,383	28.1%	22,087	6,161	27.9%
IOWA TOTAL	105,785	29,834	28.2%	108,978	32,002	29.4%

COLORADO
BLACK HAWK (9)	58,467	19,720	33.7%	51,845	19,038	36.7%
COLORADO CENTRAL
STATION (9)	20,522	5,245	25.6%	16,416	930	5.7%
COLORADO TOTAL	78,989	24,965	31.6%	68,261	19,968	29.3%

INTERNATIONAL
BLUE CHIP	3,913	(800)	(20.4%)	3,448	(499)	(14.5%)
OUR LUCAYA	11,527	1,003	8.7%	9,270	(3,123)	(33.7%)
INTERNATIONAL TOTAL	15,440	203	1.3%	12,718	(3,622)	(28.5%)

CORPORATE & OTHER (10)	10,886	(27,741)	N/M	9,531	(16,983)	N/M

TOTAL	$529,476	$95,106	18.0%	$546,491	$108,636	19.9%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended October 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Writedowns, Reserves, & Recoveries	Preopening	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$(792)	$3,026	$-	$-	$2,234	(7.6%)
NATCHEZ	2,509	1,066	-	-	3,575	22.7%
VICKSBURG	2,675	1,169	-	-	3,844	19.5%
LULA	1,239	2,294	-	-	3,533	6.5%
MISSISSIPPI TOTAL	5,631	7,555	-	-	13,186	10.4%

LOUISIANA
BOSSIER CITY	2,674	2,566	-	-	5,240	11.1%
LAKE CHARLES	(427)	3,856	1,200	-	4,629	(1.5%)
LOUISIANA TOTAL	2,247	6,422	1,200	-	9,869	4.3%

MISSOURI
KANSAS CITY	1,849	1,753	-	-	3,602	8.7%
BOONVILLE	4,191	1,064	-	-	5,255	23.3%
MISSOURI TOTAL	6,040	2,817	-	-	8,857	15.3%

IOWA
BETTENDORF	4,834	1,813	-	-	6,647	20.5%
DAVENPORT	2,092	1,774	-	-	3,866	12.4%
MARQUETTE	2,089	734	-	-	2,823	18.7%
IOWA TOTAL	9,015	4,321	-	-	13,336	17.5%

COLORADO
BLACK HAWK (9)	7,665	2,231	-	-	9,896	26.0%
COLORADO CENTRAL			-
STATION (9)	1,687	1,031	-	-	2,718	16.7%
COLORADO TOTAL	9,352	3,262	-	-	12,614	23.6%

INTERNATIONAL
BLUE CHIP	(669)	105	-	-	(564)	(37.2%)
OUR LUCAYA	(717)	408	-	-	(309)	(15.7%)
INTERNATIONAL TOTAL	(1,386)	513	-	-	(873)	(21.8%)

CORPORATE & OTHER (10)	(16,060)	494	-	151	(15,415)	N/M
TOTAL	$14,839	$25,384	$1,200	$151	$41,574	6.0%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended October 24, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$730	$2,126	$-	$2,856	4.0%
NATCHEZ	922	820	-	1,742	11.2%
VICKSBURG	1,872	1,167	-	3,039	13.8%
LULA	24	4,349	-	4,373	0.1%
MISSISSIPPI TOTAL	3,548	8,462	-	12,010	5.8%

LOUISIANA
BOSSIER CITY	3,069	2,574	-	5,643	11.5%
LAKE CHARLES	5,881	3,247	-	9,128	14.0%
LOUISIANA TOTAL	8,950	5,821	-	14,771	13.0%

MISSOURI
KANSAS CITY	2,447	1,869	-	4,316	10.4%
BOONVILLE	3,010	2,293	-	5,303	16.6%
MISSOURI TOTAL	5,457	4,162	-	9,619	13.1%

IOWA
BETTENDORF	5,917	1,815	-	7,732	23.2%
DAVENPORT	3,243	1,257	-	4,500	18.1%
MARQUETTE	2,022	805	-	2,827	18.3%
IOWA TOTAL	11,182	3,877	-	15,059	20.5%

COLORADO
BLACK HAWK (9)	7,094	1,758	-	8,852	27.8%
COLORADO CENTRAL
STATION (9)	(252)	661	-	409	(3.1%)
COLORADO TOTAL	6,842	2,419	-	9,261	20.4%

INTERNATIONAL
BLUE CHIP	(528)	55	192	(281)	(28.8%)
OUR LUCAYA	(2,496)	366	-	(2,130)	(98.3%)
INTERNATIONAL TOTAL	(3,024)	421	192	(2,411)	(69.2%)

CORPORATE & OTHER(10)	(10,274)	563	-	(9,711)	N/M
	$22,681	$25,725	$192	$48,598	8.5%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Six Months Ended October 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Writedowns, Reserves, & Recoveries	Preopening	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$(97)	$6,178	$-	$-	$6,081	(0.3%)
NATCHEZ	3,617	2,175	-	-	5,792	18.0%
VICKSBURG	5,045	2,373	-	-	7,418	18.5%
LULA	3,939	4,501	-	-	8,440	9.8%
MISSISSIPPI TOTAL	12,504	15,227	-	-	27,731	10.3%

LOUISIANA
BOSSIER CITY	4,415	5,031	-	-	9,446	8.9%
LAKE CHARLES	3,818	7,572	1,200	-	12,590	5.7%
LOUISIANA TOTAL	8,233	12,603	1,200	-	22,036	7.0%

MISSOURI
KANSAS CITY	3,908	3,571	-	-	7,479	9.0%
BOONVILLE	8,387	2,212	-	-	10,599	23.1%
MISSOURI TOTAL	12,295	5,783	-	-	18,078	15.4%

IOWA
BETTENDORF	11,177	3,556	-	-	14,733	23.0%
DAVENPORT	5,112	3,606	-	-	8,718	14.8%
MARQUETTE	4,921	1,462	-	-	6,383	21.7%
IOWA TOTAL	21,210	8,624	-	-	29,834	20.1%

COLORADO
BLACK HAWK (9)	15,427	4,293	-	-	19,720	26.4%
COLORADO CENTRAL
STATION (9)	3,219	2,026	-	-	5,245	15.7%
COLORADO TOTAL	18,646	6,319	-	-	24,965	23.6%

INTERNATIONAL
BLUE CHIP	(1,011)	211	-	-	(800)	(25.8%)
OUR LUCAYA	146	857	-	-	1,003	1.3%
INTERNATIONAL TOTAL	(865)	1,068	-	-	203	(5.6%)

CORPORATE & OTHER (10)	(28,953)	1,028	-	184	(27,741)	N/M
TOTAL	$43,070	$50,652	$1,200	$184	$95,106	8.1%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Six Months Ended October 24, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$2,959	$4,075	$-	$7,034	7.6%
NATCHEZ	2,417	1,597	-	4,014	14.4%
VICKSBURG	3,885	2,320	-	6,205	14.6%
LULA	3,174	6,442	-	9,616	7.7%
MISSISSIPPI TOTAL	12,435	14,434	-	26,869	10.1%

LOUISIANA
BOSSIER CITY	6,978	5,251	-	12,229	12.4%
LAKE CHARLES	12,211	6,436	-	18,647	14.6%
LOUISIANA TOTAL	19,189	11,687	-	30,876	13.7%

MISSOURI
KANSAS CITY	5,530	3,866	-	9,396	11.6%
BOONVILLE	6,180	3,950	-	10,130	17.3%
MISSOURI TOTAL	11,710	7,816	-	19,526	14.0%

IOWA
BETTENDORF	12,926	3,559	-	16,485	25.2%
DAVENPORT	5,902	3,454	-	9,356	16.6%
MARQUETTE	4,521	1,640	-	6,161	20.5%
IOWA TOTAL	23,349	8,653	-	32,002	21.4%

COLORADO
BLACK HAWK (9)	15,564	3,474	-	19,038	30.0%
COLORADO CENTRAL
STATION (9)	(298)	1,228	-	930	(1.8%)
COLORADO TOTAL	15,266	4,702	-	19,968	22.4%

INTERNATIONAL
BLUE CHIP	(855)	109	247	(499)	(24.8%)
OUR LUCAYA	(3,824)	701	-	(3,123)	(41.3%)
INTERNATIONAL TOTAL	(4,679)	810	247	(3,622)	(36.8%)

CORPORATE & OTHER(10)	(18,128)	1,145	-	(16,983)	N/M
	$59,142	$49,247	$247	$108,636	10.8%

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2005	2004	2005	2004
(In thousands)

Adjusted EBITDA	$41,574	$48,598	$95,106	$108,636
(Add)/deduct:
Depreciation and amortization	25,383	25,725	50,652	49,247
Hurricane related charges, net (3)	1,200	-	1,200	-
Preopening	151	192	184	247
Interest expense, net	20,302	18,958	39,438	36,353
Minority interest	1,892	1,549	3,948	3,682
Income tax expense (benefit)	(3,135)	1,989	(139)	8,675
Loss (income) from discontinued operations,
net of income taxes	-	(263)	58	(625)
Net income	$(4,219)	$448	$(235)	$11,057

2.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs. New development expenses for the three and six months ended October 23, 2005, also include UK related expenditures of $1.1 million and $3.2 million, respectively, compared to $1.9 million for the three and six months ended October 24, 2004.

3.
Hurricane related charges, net, include impairment charges for assets damaged or destroyed by hurricanes, incremental costs incurred related to hurricanes and operating costs related to periods effected by hurricanes. This account also includes anticipated recoveries expected from our insurance carriers related to property damage, incremental costs and operating expenses. When the Company and its insurance carriers agree on the final amount of the insurance proceeds, the Company will also record any related gain in this account. Any lost profit recoveries will be recognized when agreed to with the insurance carrier and will be reflected in the related properties revenue and Adjusted EBITDA[1].

4.	Consolidated net interest expense is comprised of the following components:

	Restricted Group	Colorado	Blue Chip & Other	Consolidated	Restricted Group	Colorado	Blue Chip & Other	Consolidated
	(In thousands)
	Three Months Ended October 23, 2005				Six Months Ended October 23, 2005

Interest expense	$18,427	$3,838	$219	$22,484	$36,378	$7,323	$428	$44,129
Interest income	(631)	(53)	(409)	(1,092)	(1,188)	(70)	(908)	(2,166)
Capitalized interest	(329)	(511)	(250)	(1,090)	(980)	(1,139)	(407)	(2,526)
Net interest expense	$17,467	$3,274	$(440)	$20,302	$34,209	$6,115	$(886)	$39,438

	Three Months Ended October 24, 2004				Six Months Ended October 24, 2004

Interest expense	$16,961	$2,710	$115	$19,786	$32,589	$5,116	$188	$37,893
Interest income	(267)	(19)	(11)	(297)	(611)	(50)	(12)	(673)
Capitalized interest	(270)	(261)	-	(531)	(468)	(399)	-	(867)
Net interest expense	$16,424	$2,430	$104	$18,958	$31,510	$4,667	$176	$36,353

Colorado includes the Isle-Black Hawk’s and Colorado Central Station-Black Hawk’s components of net interest expense. Blue Chip and Other includes Blue Chip-Dudley’s, Blue Chip-Wolverhampton’s and Blue Chip-Walsall’s components of net interest expense.
5.	Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.
6.
The company’s effective tax rate from continuing operations for the year to date ending October 23, 2005 was 60.0% compared to 44.1% for the six months ended October 24, 2004, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s income taxes. This increase in effective rate over the comparable prior fiscal period is attributable to the effect of permanent items on lower forecasted earnings for the entire fiscal year.

7.	On April 25, 2005, the Company sold Colorado Grande-Cripple Creek. As a result, its operations are reflected as discontinued operations.
8.
Net revenues are presented net of complimentaries; slot points expense and cash coupon redemptions. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations.

9.
As management fees are eliminated in consolidation, Adjusted EBITDA for the Isle-Black Hawk and the Colorado Central Station-Black Hawk does not include management fees. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three and six months ended October 23, 2005 and October 24, 2004:

5.	Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.
6.
The company’s effective tax rate from continuing operations for the year to date ending October 23, 2005 was 60.0% compared to 44.1% for the six months ended October 24, 2004, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s income taxes. This increase in effective rate over the comparable prior fiscal period is attributable to the effect of permanent items on lower forecasted earnings for the entire fiscal year.

7.	On April 25, 2005, the Company sold Colorado Grande-Cripple Creek. As a result, its operations are reflected as discontinued operations.
8.
Net revenues are presented net of complimentaries; slot points expense and cash coupon redemptions. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations.

9.
As management fees are eliminated in consolidation, Adjusted EBITDA for the Isle-Black Hawk and the Colorado Central Station-Black Hawk does not include management fees. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three and six months ended October 23, 2005 and October 24, 2004:

	Three Months Ended		Six Months Ended
	October 23, 2005	October 24, 2004	October 23, 2005	October 24, 2004
	(In thousands)
Management Fees
Isle - Black Hawk	$1,349	$1,204	$2,684	$2,472
Colorado Central Station	493	255	997	519
Colorado Grande	-	89	-	190

Adjusted EBITDA with Management Fees
Isle - Black Hawk	8,547	7,648	17,036	16,566
Colorado Central Station	2,225	154	4,248	411
Colorado Grande	-	276	(58)	688
10.
For the three months ended October 23, 2005, corporate and other includes net revenues of $4.5 million and Adjusted EBITDA of $(1.1) million for Pompano Park. For the six months ended October 23, 2005, corporate and other includes net revenues of $10.7 million and Adjusted EBITDA of $(1.4) million for Pompano Park. For the three months ended October 24, 2004, corporate and other includes net revenues of $4.2 million and Adjusted EBITDA of $(0.6) million for Pompano Park. For the six months ended October 24, 2004, corporate and other includes net revenues of $9.3 million and Adjusted EBITDA of $(1.0) million for Pompano Park.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 15 casinos in 13 locations. The Company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The Company also owns a 57 percent interest in and operates two land-based casinos in Black Hawk, Colorado. Isle of Capri’s international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley, Wolverhampton and Walsall, England. The Company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, the Company regularly files reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K; and
•	All amendments to those reports.

The Company’s Internet website is http://www.islecorp.com. The Company makes its filings available free of charge on its Internet website as soon as reasonably practical after the Company electronically files or furnishes such reports to the SEC.

You may read and copy the reports, statements and other information the Company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Its SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Donn Mitchell, Chief Accounting Officer, 228-396-7030
Jill Haynes, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission including, but not limited to, its 10-K for the fiscal year ended April 24, 2005 and Form 10-Q for the fiscal quarters ended since that date.